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                                                                     EXHIBIT 4.7

                              CERTIFICATE OF TRUST

                                       OF

                                 USB CAPITAL V

     THIS CERTIFICATE OF TRUST of USB CAPITAL V (the "Trust"), dated as of January 22, 1998, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ((S)) 3801 et seq.).

     1. Name. The name of the business trust being formed hereby is USB Capital
V.

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 North Market, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

     3. Effective Date. This Certificate of Trust shall be effective upon filing.

  IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                       WILMINGTON TRUST COMPANY
                                       not in its individual capacity but solely as Trustee



                                       By:  /s/ David A. Vanaskey, Jr.
                                          ---------------------------------
                                          Name: David A. Vanaskey, Jr.
                                          Title: Assistant Vice President


                                                /s/ David J. Parrin
                                          ---------------------------------
                                          DAVID J. PARRIN, not in his
                                          individual capacity but solely as
                                          Administrative Trustee


                                                /s/ Susan E. Lester
                                          ---------------------------------
                                          SUSAN E. LESTER, not in her
                                          individual capacity but solely as
                                          Administrative Trustee


                                                  /s/ Lee R. Mitau
                                          ---------------------------------
                                          LEE R. MITAU, not in his individual
                                          capacity but solely as Administrative
                                          Trustee